Exhibit 99.1

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

PROXY SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF

FIRST COMMUNITY BANK

The undersigned holder of shares of the Common Stock of First Community Bank hereby appoints Michael T. Putziger and Charles M. Petersen, jointly or severally, or either of them, with full power of substitution as my proxies to attend the Special Meeting of Shareholders of First Community Bank, to be held on Wednesday, August 8, 2007 at 5:00 p.m. at The Woodstock Inn & Resort, 14 The Green, Woodstock, Vermont, or any continuation or adjournment thereof, with full power to vote and act for me to the same extent that I might act were I personally present in the transaction of such business as may properly come before the meeting and particularly to vote on the proposals set forth in this proxy and further described in the prospectus/proxy statement dated June 26, 2007 accompanying this proxy. The undersigned hereby revokes all prior proxies.

1.	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. Approval of the Agreement and Plan of Merger, by and between New Hampshire Thrift Bancshares, Inc. and First Community Bank, dated as of April 16, 2007, and all of the matters contemplated in the agreement, pursuant to which First Community Bank will merge with and into Lake Sunapee Bank, fsb, a wholly-owned subsidiary of New Hampshire Thrift Bancshares, with Lake Sunapee Bank, fsb being the surviving institution

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	OTHER BUSINESS. Authorization of the proxies to vote on such other matters as may properly come before the First Community Bank special meeting or any adjournment or postponement of the meeting, including any proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposals.

FOR	AGAINST	ABSTAIN

☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL IN ITEM 1 AND “FOR” APPROVAL OF THE PROPOSAL IN ITEM 2. IF NOT OTHERWISE DIRECTED ABOVE, IT IS THE INTENTION OF THE PERSONS NAMED IN THIS PROXY TO VOTE “FOR” THE PROPOSAL. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

Dated , 2007

(Signature)

(Please print your name here)

Dated , 2007

(Signature)

(Please print your name here)

All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all must sign. Corporate or partnership proxies should be signed by an authorized officer.

THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY WRITTEN NOTICE TO FIRST COMMUNITY BANK, 1 BOND STREET, WOODSTOCK, VT 05091, ATTENTION: CHARLES M. PETERSEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, BY SUBSEQUENTLY FILING ANOTHER PROXY, OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE SPECIAL MEETING.

Please check below if you plan to attend the Special Meeting:

☐ I plan to attend the Special Meeting.